Exhibit 3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) dated as of May 14, 2004, is entered into by and among the 724 Solutions Inc., a Canadian corporation (“Parent”), and 724 Solutions Software, Inc., a Delaware corporation (“US Sub” and together with Parent, the “Borrowers”) and each other entity identified on the Schedule of Debtors attached hereto, (together with the Borrowers and such other entities that from time to time become parties hereto, each being a “Debtor;” collectively, the “Debtors”) and each lender identified on the Schedule of Lenders attached hereto (together, each being a “Lender;” collectively, the “Lenders”). The addresses for the Debtors and the Lenders are set forth on the Schedule of Debtors and Schedule of Lenders, as applicable.

RECITALS

WHEREAS, the Borrowers have entered into that certain Secured Convertible Note Purchase Agreement dated as of May 14, 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time the “Purchase Agreement”) with the Lenders, pursuant to which the Borrowers have agreed to issue and sell, and the Lenders have agreed to purchase, subject to the satisfaction of certain terms and conditions, Secured Convertible Promissory Notes in the respective principal amounts set forth in the Purchase Agreement (the “Notes”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

WHEREAS, pursuant to the Purchase Agreement, the Lenders have required each Debtor that is not also a Borrower to execute, deliver and perform under a Guaranty in the form attached to the Purchase Agreement (the “Guaranty”).

WHEREAS, pursuant to the Purchase Agreement, the Lenders have required that each of the Debtors grant (or cause to be granted) certain liens and security interests to and for the benefit of the Lenders, all to secure the obligations of each Debtor under the Purchase Agreement and Collateral Documents to which such Debtor is a party.

WHEREAS, the Debtors have directly and indirectly benefited and will directly and indirectly benefit from the transactions evidenced by and contemplated in the Purchase Agreement and the Collateral Documents and have consented to the execution and delivery of the Purchase Agreement and the Collateral Documents (collectively, the “Financing Documents”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

Section 1.1 Definitions. References to “Sections,” “subsections,” “Exhibits” and “Schedules” shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction where any portion of the Collateral is or may be located.

The following terms have the meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined:

“Account” means any “account,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all rights of such Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of such Debtor, (c) all rights of such Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned or granted to or held by such Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, and (f) all rights of such Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.

“Chattel Paper” means any “chattel paper,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and shall include electronic chattel paper and tangible chattel paper.

“Copyright Licenses” shall mean all license agreements with any other person in connection with any of the Copyrights or such other person’s copyrights, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule E hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Copyrights” shall mean all copyrights and mask works, whether or not registered, including, but not limited to, all applications for registration of all copyrights and mask works, including, but not limited to all copyrights and mask works, and all applications for registration of all copyrights and mask works identified on Schedule E attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof; (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof); and (c) all rights corresponding thereto and all modifications, adaptations, translations, enhancements and derivative works, renewals thereof, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto (Copyrights and Copyright Licenses being, collectively, the “Copyright Collateral”).

“Deposit Account” shall mean a demand, time, savings, passbook, or similar account maintained with a bank. The term does not include investment property, investment accounts or accounts evidenced by an instrument.

“Document” means any “document,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by a Debtor.

“Equipment” means any “equipment,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, all machinery, equipment, furniture, trade fixtures, tractors, trailers, rolling stock, vessels, aircraft and vehicles now owned or hereafter acquired by such Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“General Intangibles” means any “general intangibles,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all of such Debtor’s Patents, Patent Licenses, Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, trade secrets, registrations, goodwill, franchises, permits, proprietary information, customer lists, designs, inventions and all other intellectual property and proprietary rights, including without limitation those described on Schedule E attached hereto and incorporated herein by reference (collectively, the “Intellectual Property Collateral”); (b) all of such Debtor’s books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of such Debtor to retrieve data and other information from third parties; (c) all of such Debtor’s contract rights, commercial tort claims, partnership interests, membership interests, joint venture interests, securities, deposit accounts, investment accounts and certificates of deposit; (d) all rights of such Debtor to payment under chattel paper, documents, instruments and similar agreements; (e) letters of credit, letters of credit rights supporting obligations and rights to payment for money or funds advanced or sold of such Debtor; (f) all tax refunds and tax refund claims of such Debtor; (g) all choses in action and causes of action of such Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of such Debtor; (h) all rights and claims of such Debtor under warranties and indemnities; and (i) all rights of such Debtor under any insurance, surety or similar contract or arrangement.

“Governmental Authority” shall mean any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Instrument” means any “instrument,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor, and, in any event, shall include all promissory notes, drafts, bills of exchange and trade acceptances, whether now owned or hereafter acquired.

“Intellectual Property Collateral” is defined in clause (a) of the definition of General Intangibles.

“Inventory” means any “inventory,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all goods and other personal property of such Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, supplies and materials of such Debtor; (c) all wrapping, packaging, advertising and shipping materials of such Debtor; (d) all goods that have been returned to, repossessed by or stopped in transit by such Debtor; and (e) all Documents evidencing any of the foregoing.

“Investment Property” means any “investment property” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and in any event, shall include without limitation all shares of stock and other equity, partnership or membership interests constituting securities, of the Subsidiaries of such Debtor from time to time owned or acquired by such Debtor in any manner (including, without limitation, the Pledged Shares), and the certificates and all dividends, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares;

“Patent Licenses” shall mean all license agreements with any other person in connection with any of the Patents or such other person’s patents, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule E hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Patents” shall mean all patents, patent applications, industrial design registrations, industrial design applications and patentable inventions, including, without limitation, all patents and patent applications identified on Schedule E attached hereto and made a part hereof, and including without limitation (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto (Patents and Patent Licenses being, collectively, the “Patent Collateral”).

“Pledged Shares” means the shares of capital stock or other equity, partnership or membership interests described on Schedule D attached hereto and incorporated herein by reference.

“PPSA” means the Personal Property Security Act (Ontario), as amended from time to time, provided that if the validity, perfection or effect of non-perfection of the security interest created hereunder in any Collateral is governed by the Personal Property Security Act in effect in any other jurisdiction, “PPSA” means the Personal Property Security Act as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

“Proceeds” means any “proceeds,” as such term is defined in Article or Chapter 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to a Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting, or purporting to act, for or on behalf of any governmental authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Software” means all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded.

“Trademark Licenses” shall mean all license agreements with any other person in connection with any of the Trademarks or such other person’s names or trademarks, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule E hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Trademarks” shall mean all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), domain names, and any renewals thereof, including, without limitation, each registration and application identified on Schedule E attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (c) all rights corresponding thereto in the United States and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin (Trademarks and Trademark Licenses being, collectively, the “Trademark Collateral”).

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

ARTICLE 2

Security Interest

Section 2.1 Security Interest. As collateral security for the prompt payment and performance in full when due of the Indebtedness (whether at stated maturity, by acceleration or otherwise), each Debtor hereby pledges, assigns, transfers and conveys to the Lenders as collateral, and grants the Lenders a continuing lien on and security interest in, all of such Debtor’s right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the “Collateral”):

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all General Intangibles;

(d)	all Equipment;

(e)	all Inventory;

(f)	all Documents;

(g)	all Instruments;

(h)	all Deposit Accounts and any cash collateral, deposit account or investment account established or maintained hereunder, including without limitation under Section 6.3 hereof;

(i)	all computer records (“Computer Records”) and Software, whether relating to the foregoing Collateral or otherwise, but in the case of such Software, subject to the rights of any non-affiliated licensee of software;

(j)	all Investment Property; and

(k)	the Proceeds, in cash or otherwise, of any of the property described in the foregoing clauses (a) through (j) and all liens, security, rights, remedies and claims of such Debtor with respect thereto;

provided, however, that “Collateral” shall not include rights under or with respect to any General Intangible, license, permit or authorization to the extent that applicable law prohibits the assignment of, or the granting of a security interest in, any such General Intangible, license, permit or authorization, or to the extent that the assignment of, or the granting of a security interest in, any such General Intangible, license, permit or authorization would be invalid or unenforceable under applicable law.

Each Debtor hereby irrevocably authorizes the Lenders at any time and from time to time to file in any filing office in any UCC or PPSA jurisdiction, any financing statement, initial financing statements and amendments thereto that (a) indicate any or all of the Collateral upon which the Debtors have granted a Lien, and (b) provide any other information required by Part 5 of Article 9 of the UCC, including organizational information and in the case of a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral related. Each Debtor agrees to furnish any such information required by the preceding paragraph to the Lenders promptly upon request.

Section 2.2 Debtors Remain Liable. Notwithstanding anything to the contrary contained herein, (a) the Debtors shall remain liable under the contracts, agreements, documents and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Lenders of any of their respective rights or remedies hereunder shall not release the Debtors from any of their duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) the Lenders shall not have any indebtedness, liability or obligation (by assumption or otherwise) under any of the contracts, agreements, documents and instruments included in the Collateral by reason of this Agreement, and the Lenders shall not be obligated to perform any of the obligations or duties of the Debtors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE 3

Representations and Warranties

To induce the Lenders to enter into this Agreement and the Purchase Agreement, each Debtor represents and warrants to the Lenders that as of the date hereof:

Section 3.1 Title. Such Debtor is, and with respect to Collateral acquired after the date hereof, such Debtor will be, the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance, except for the Permitted Liens and the other Liens permitted under Section 10.2 of the Purchase Agreement, provided that, other than the Lien established hereby, no Lien on the Investment Property shall constitute a Permitted Lien or a Lien otherwise permitted under Section 10.2 of the Purchase Agreement.

Section 3.2 Financing Statements. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office with respect to any outstanding obligation of such Debtor except (i) as may have been filed in favor of the Lenders pursuant to this Agreement, the Purchase Agreement and the other Collateral Documents and (ii) financing statements filed to perfect Permitted Liens or other Liens permitted under Section 10.2 of the Purchase Agreement. As of the date hereof, and to each Debtor’s knowledge, except as otherwise disclosed on Schedule F hereto, no Debtor does business or has done business under a trade name or any name other than its legal name set forth at the beginning of this Agreement.

Section 3.3 Principal Place of Business; Registered Organization; Change in Form or Jurisdiction. The principal place of business and chief executive office of such Debtor, and the office where such Debtor keeps its books and records, is located at the address of such Debtor shown on the signature page hereto. Each Debtor is duly organized and validly existing as a corporation (or other business organization) under the laws of its jurisdiction of organization, as set forth on Schedule C, and has the registration number set forth on such Schedule C, and each Debtor has not changed its corporate form or its jurisdiction of organization at any time during the past five (5) years, except as set forth on such Schedule C.

Section 3.4 Location of Collateral.

(a) All Inventory (except Inventory in transit) and Equipment (other than vehicles) of each Debtor in the possession of such Debtor are located at the places specified on Schedule A hereto.

(b) The name and address of the landlord leasing any location to any Debtor is identified on Schedule A hereto.

(c) The name of and address of each bailee or warehouseman and the location of any Inventory or Equipment held by such bailee or warehouseman is identified on Schedule A hereto.

(d) All Deposit Accounts of each Debtor are located at the banks and have the account numbers specified on Schedule A attached hereto.

(e) None of the Inventory or Equipment of such Debtor (other than trailers, rolling stock, vessels, aircraft and vehicles) is evidenced by a Document (including, without limitation, a negotiable document of title).

Section 3.5 Perfection. Upon (a) the filing of UCC or PPSA financing statements in the jurisdictions listed on Schedule B attached hereto, (b) the recording of this Agreement in the United States Patent and Trademark Office and the United States Copyright Office and in the Canadian Intellectual Property Office (“CIPO”), and (c) the Lenders’ obtaining possession of the certificates evidencing the Pledged Shares accompanied by duly executed stock powers or instruments of transfer or assignments in blank, or upon the execution and delivery of control agreements or similar documentation (with respect to any cash collateral or deposit account established hereunder), the security interest in favor of the Lenders created herein will constitute a valid and perfected Lien upon and security interest in the Collateral which may be created and perfected either under the UCC or the PPSA by filing financing statements or obtaining possession thereof and by a filing with the Patent and Trademark Office, the United States Copyright Office and CIPO, subject to: (i) no other Liens with respect to the Pledged Shares and (ii) only to those Liens (if any) which constitute Permitted Liens or other Liens permitted under Section 10.2 of the Purchase Agreement with respect to all other Collateral.

Section 3.6 Pledged Shares.

(a) The Pledged Shares that are shares of a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and the Pledged Shares that are membership interests or partnership units (if any) have been validly granted, under the laws of the jurisdiction of organization of the issuers thereof, and, to the extent applicable, are fully paid and nonassessable. No such membership or partnership interests constitute “securities” within the meaning of Article 8 of the UCC, and each Debtor covenants and agrees not to allow any such membership or partnership interest to become “securities” for purposes of Article 8 of the UCC.

(b) Each Debtor is the legal and beneficial owner of the Pledged Shares, free and clear of any Lien (other than the Liens created by this Agreement), and such Debtor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interest in or to the Pledged Shares. None of the Pledged Shares are subject to any contractual or other restrictions upon the pledge or other transfer of such Pledged Shares, other than those imposed by securities laws generally. No issuer of Pledged Shares is party to any agreement granting “control” (as defined in Section 8-106 of the UCC) of such Debtor’s Pledged Shares to any third party. All such Pledged Shares are held by each Debtor directly and not through any securities intermediary.

(c) On the date hereof, the Pledged Shares constitute the percentage of the issued and outstanding shares of stock, partnership units or membership interests of the issuers thereof indicated on Schedule D and such schedule contains a description of all shares of capital stock, membership interests and other equity interests of or in any Subsidiaries owned by such Debtor (as such Schedule D may from time to time be supplemented, amended or modified in accordance with the terms of this Agreement).

Section 3.7 Intellectual Property.

(a) Set forth on Schedule E is a complete and accurate list of the Trademarks, Patents and Copyrights owned by the Debtors as of the date hereof. Each Debtor has made all necessary filings and recordations to protect and maintain its interest in the Trademarks and Patents set forth on Schedule E, including, without limitation, all necessary filings and recordings, and payments of all maintenance fees, in the United States Patent and Trademark Office, CIPO and any other similar office or agency to the extent such Trademarks and Patents are material to such Debtor’s business. Also set forth on Schedule E is a complete and accurate list of all of the material Patent Licenses owned by the Debtors as of the date hereof. There are no material Trademark Licenses or Copyright Licenses.

(b) (i) Each Trademark of the Debtors set forth on Schedule E is subsisting and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, registrable and enforceable, and (ii) the Debtors have notified the Lenders in writing of all uses of any material item of Trademark Collateral of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Collateral.

(c) (i) Each Patent of the Debtors set forth on Schedule E is subsisting and has not been adjudged invalid, unpatentable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, patentable and enforceable except as otherwise set forth on Schedule E, (ii) each of the Patent Licenses set forth on Schedule E is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable, and (iii) the Debtors have notified the Lenders in writing of all uses of any item of Patent Collateral material to any Debtor’s business of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(d) (i) Each Copyright of the Debtors set forth on Schedule E is subsisting and has not been adjudged invalid, uncopyrightable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, copyrightable and enforceable, (ii) each of the Copyright Licenses set forth on Schedule E is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable, and (iii) the Debtors have notified the Lenders in writing of all uses of any item of Copyright Collateral material to any Debtor’s business of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(e) The Debtors have not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or encumbrance of any of the Intellectual Property Collateral, except with respect to non-exclusive licenses granted in the ordinary course of business or as permitted by this Agreement, the Purchase Agreement or the Collateral Documents. No Debtor has granted any license, shop right, release, covenant not to sue, or non-assertion assurance to any person with respect to any part of the Intellectual Property Collateral, except as set forth on Schedule E.

(f) Each Debtor has marked its products with the trademark registration symbol, copyright notices, the numbers of all appropriate patents, the common law trademark symbol or the designation “patent pending,” as the case may be, to the extent that Debtor, in good faith, believes is reasonably and commercially practicable.

(g) Except for the Patent Licenses listed on Schedule E hereto under which a Debtor is a licensee and the matters listed on Schedule G, no Debtor has knowledge of the existence of any right or any claim (other than as provided by this Agreement) that is likely to be made under or against any item of Intellectual Property Collateral contained on Schedule E to the extent such claim could reasonably be expected to have a Material Adverse Effect.

(h) Except as set forth on Schedule G, no claim has been made and is continuing or, to any Debtor’s knowledge, threatened that the use by any Debtor of any item of Intellectual Property Collateral is invalid or unenforceable or that the use by any Debtor of any Intellectual Property Collateral does or may violate the rights of any person. To the Debtors’ knowledge, there is currently no infringement or unauthorized use of any item of Intellectual Property Collateral.

(i) No consent of any party (other than such Debtor) to any Patent License constituting Intellectual Property Collateral is required, or purports to be required, to be obtained by or on behalf of such Debtor in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Patent License constituting Intellectual Property Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of the applicable Debtor and (to the knowledge of the Debtors) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Patent Licenses by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect. Neither the Debtors nor (to the knowledge of any Debtor) any other party to any Patent License constituting Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as would not reasonably be expected, in the aggregate, to have a material adverse effect on the value of the Intellectual Property Collateral. To the knowledge of such Debtor, the right, title and interest of the applicable Debtor in, to and under each Patent License, Copyright License and Trademark License constituting Intellectual Property Collateral is not subject to any defense, offset, counterclaim or claim.

(j) All moral rights or similar rights have been waived in favor of the Debtors, their successors and assigns.

ARTICLE 4

Covenants

Each Debtor covenants and agrees with the Lenders that until the Indebtedness is paid and performed in full and all commitments to lend or provide other credit accommodations under the Purchase Agreement have been terminated:

Section 4.1 Encumbrances. Each Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against, any Lien (other than the Permitted Liens or other Liens permitted under Section 10.2 of the Purchase Agreement) or any restriction upon the pledge or other transfer thereof (other than as provided in the Purchase Agreement), and shall, subject only to the Permitted Liens and the other Liens permitted under Section 10.2 of the Purchase Agreement, defend such Debtor’s title to and other rights in the Collateral and the Lenders’ pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all Persons. Except to the extent permitted by the Purchase Agreement or in connection with any release of Collateral under Section 7.13 hereof (but only to the extent of any Collateral so released), such Debtor shall do nothing to impair the rights of the Lenders in the Collateral.

Section 4.2 Collection of Accounts and Contracts. Each Debtor shall, in accordance with its usual business practices in effect from time to time, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts.

Section 4.3 Disposition of Collateral. To the extent prohibited by the terms of the Purchase Agreement, no Debtor shall enter into or consummate any transfer or other disposition of assets without the prior written consent of the Lenders, except as permitted under the terms of the Purchase Agreement.

Section 4.4 Further Assurances. At any time and from time to time, upon the request of the Lenders, and at the sole expense of the Debtors, each Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Lenders may reasonably deem necessary or appropriate to preserve and perfect their security interests in and pledges and collateral assignments of the Collateral (including causing the Lenders’ names to be noted as secured parties on any certificate of title for a titled good if such notation is a condition of either Lender’s ability to enforce its security interest in such Collateral) and carry out the provisions and purposes of this Agreement or to enable the Lenders to exercise and enforce their rights and remedies hereunder with respect to any of the Collateral. Except as otherwise expressly permitted by the terms of the Purchase Agreement relating to disposition of assets and except for Permitted Liens and other Liens permitted by Section 10.2 of the Purchase Agreement, each Debtor agrees to maintain and preserve the Lenders’ security interests in and pledges and collateral assignments of the Collateral hereunder. Without limiting the generality of the foregoing, such Debtor shall (a) execute and deliver to the Lenders such financing statements as the Lenders may from time to time reasonably require; and (b) execute and deliver to the Lenders such other agreements, documents and instruments, including without limitation control agreements or stock powers, as the Lenders may reasonably require to perfect and maintain the validity, effectiveness and priority of the Liens intended to be created by the Purchase Agreement, this Agreement and the other Collateral Documents.

Section 4.5 Insurance. The Collateral pledged by such Debtor or the Debtors will be insured (to the extent such Collateral is insurable) with insurance coverage in such amounts and of such types as are required by the terms of the Purchase Agreement. In the case of all such insurance policies, each such Debtor shall designate the Lenders as mortgagees or lender loss payees and such policies shall provide that any loss be payable to the Lenders, as mortgagees or lender loss payees, as their interests may appear. Further, upon the request of the Lenders, each such Debtor shall deliver certificates evidencing such policies, including all endorsements thereon and those required hereunder, to the Lenders; and each such Debtor assigns to the Lenders, as additional security hereunder, all its rights to receive proceeds of insurance with respect to the Collateral. All such insurance shall, by its terms, provide that the applicable carrier shall, prior to any cancellation before the expiration date thereof, mail thirty (30) days’ prior written notice to the Lenders of such cancellation. Each Debtor further shall provide the Lenders upon request with evidence reasonably satisfactory to the Lenders that each such Debtor is at all times in compliance with this paragraph. Upon the occurrence and during the continuance of an Event of Default, the Lenders may act as each such Debtor’s attorney-in-fact in obtaining, adjusting, settling and compromising such insurance and endorsing any drafts. Upon such Debtor’s failure to insure the Collateral as required in this covenant, the Lenders may procure such insurance and the costs therefor shall be charged to such Debtor, payable on demand, with interest at the highest rate set forth in the Purchase Agreement and added to the Indebtedness secured hereby. The disposition of proceeds payable to such Debtor of any insurance on the Collateral (the “Insurance Proceeds”) shall be governed by the following:

(a) provided that no Event of Default has occurred and is continuing hereunder, (a) if the amount of Insurance Proceeds in respect of any loss or casualty does not exceed One Hundred Thousand Dollars (US$100,000), such Debtor shall be entitled, in the event of such loss or casualty, to receive all such Insurance Proceeds and to apply the same toward the replacement of the Collateral affected thereby or to the purchase of other assets to be used in such Debtor’s business (provided that such assets shall be subjected to a first lien in favor of the Lenders); and (b) if the amount of Insurance Proceeds in respect of any loss or casualty exceeds One Hundred Thousand Dollars (US$100,000), such Insurance Proceeds shall be paid to and received by the Lenders, for release to such Debtor for the replacement of the Collateral affected thereby or to the purchase of other assets to be used in such Debtor’s business (provided that such assets shall be subjected to a first ranking lien and security interest in favor of the Lenders); or, upon written request of such Debtor (accompanied by reasonable supporting documentation), for such other use or purpose as approved by the Lenders, in their reasonable discretion, it being understood and agreed in connection with any release of funds under this subparagraph (b), that the Lenders may impose reasonable and customary conditions on the disbursement of such Insurance Proceeds; and

(b) if an Event of Default has occurred or is continuing and is not waived as provided in the Purchase Agreement, all Insurance Proceeds in respect of any loss or casualty shall be paid to and received by the Lenders, to be applied by the Lenders against the Indebtedness and/or to be held by the Lenders as cash collateral for the Indebtedness, as the Lenders may direct in their sole discretion.

Section 4.6 Furnishing of Information and Inspection Rights. Each Debtor will, at any time and from time to time during regular business hours, upon reasonable advance notice (except if any Event of Default has occurred and is continuing, when no prior notice shall be required), permit the Lenders, or their lenders or representatives, to examine and make copies of and abstracts from all Records, to visit the offices and properties of such Debtor for the purpose of examining such Records, and to discuss matters relating to Debtor’s performance hereunder and under the other Purchase Agreement with any of the officers, directors, employees or independent public accountants of such Debtor having knowledge of such matters; provided, however, that each of the Lenders acknowledge that, in exercising the rights and privileges conferred in this Section 4.6, it or its lenders and representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which such Debtor has a proprietary interest. The Lenders agree that all such information, practices, books, correspondence and records are to be regarded as confidential information and shall be accorded treatment substantially similar to that which the Lenders accord their own confidential information; provided, however, that the Lenders may reply to a request from any Person for information related to any Collateral referred to in any financing statement filed to perfect the security interest and liens established hereby, to the extent necessary to maintain the perfection or priority of such security interests or liens, or otherwise required under applicable law. Furthermore, such Debtor shall permit the Lenders and its representatives to examine, inspect and audit the Collateral and to examine, inspect and audit such Debtor’s books and Records to the extent provided under the Purchase Agreement.

Section 4.7 Corporate Changes. Each Debtor shall not change its name, identity, corporate structure or jurisdiction of organization in any manner that might make any UCC financing statement filed in connection with this Agreement seriously misleading within the meaning of Section 9-506 of the UCC or might make the debtor information on any PPSA financing statement inaccurate unless such Debtor shall have given the Lenders thirty (30) days prior written notice with respect to any change in such Debtor’s corporate structure, jurisdiction of organization, name or identity and shall have taken all action deemed reasonably necessary by the Lenders under the circumstances to protect their Liens and maintain the perfection and priority thereof. Such Debtor shall give prompt written notice of any change in its principal place of business, chief executive office or place where it keeps its books and records.

Section 4.8 Books and Records. Each Debtor shall keep accurate and complete books and records (the “Records”) of the Collateral and such Debtor’s business and financial condition in accordance with the Purchase Agreement.

Section 4.9 Equipment and Inventory.

(a) Each Debtor shall keep the Equipment (other than vehicles) and Inventory (other than Inventory in transit) which is in such Debtor’s possession or in the possession of any bailee or warehouseman at any of the locations specified on Schedule A hereto or, upon prompt written notice to the Lenders, at such other places within the United States of America and each other jurisdiction where all action required to perfect the Lenders’ security interests in the Equipment and Inventory with the priority required by this Agreement shall have been taken (including the execution and delivery of landlord consents or bailee waivers in form and substance acceptable to the Lenders).

(b) Each Debtor shall maintain the Equipment and Inventory in accordance with the terms of the Purchase Agreement.

Section 4.10 Notification. Each Debtor shall promptly notify the Lenders in writing of any Lien, encumbrance or claim (other than a Permitted Lien or other Liens permitted under Section 10.2 of the Purchase Agreement, to the extent not otherwise subject to any notice requirements under the Purchase Agreement) that has attached to or been made or asserted against any of the Collateral upon becoming aware of the existence of such Lien, encumbrance or claim.

Section 4.11 Collection of Accounts. So long as no Event of Default has occurred and is continuing and except as otherwise provided in this Section 4.11 and Section 6.3, each Debtor shall have the right to collect and receive payments on its Accounts, and to use and expend the same in its operations in each case in compliance with the terms of each of the Purchase Agreement.

Section 4.12 Voting Rights; Distributions, Etc.

(a) So long as no Event of Default shall have occurred and be continuing (both before and after giving effect to any of the actions or other matters described in clauses (i) or (ii) of this subparagraph):

(i) Each Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and ratifications) pertaining to any of the Pledged Shares or any part thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken without the prior written consent of the Lenders which would violate any provision of this Agreement or the Purchase Agreement; and

(ii) Except as otherwise provided by the Purchase Agreement, such Debtor shall be entitled to receive and retain any and all dividends, distributions and interest paid in respect to any of the Pledged Shares.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) The Lenders may, without notice to such Debtor, transfer or register in the name of the Lenders or any of their nominees, any or all of the Pledged Shares and the Proceeds thereof (in cash or otherwise) held by the Lenders hereunder, and the Lenders or their nominees may thereafter, after delivery of notice to such Debtor, exercise all voting and corporate rights at any meeting of any corporation issuing any of the Pledged Shares and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if the Lenders were the absolute owners thereof, including, without limitation, the right to exchange, at their discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such Pledged Shares or upon the exercise by any such issuer or the Lenders of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer lender, registrar or other designated agency upon such terms and conditions as the Lenders may determine, all without liability except to account for property actually received by it, but the Lenders shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Lenders shall not be responsible for any failure to do so or delay in so doing.

(ii) All rights of such Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Subsection 4.12(a)(i) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to Subsection 4.12(a)(ii) shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the Lenders which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive, hold and dispose of as Pledged Shares such dividends, interest and other distributions.

(iii) All dividends, interest and other distributions which are received by such Debtor contrary to the provisions of this Subsection 4.12(b) shall be received in trust for the benefit of the Lenders, shall be segregated from other funds of such Debtor and shall be forthwith paid over to the Lenders as Collateral in the same form as so received (with any necessary endorsement).

(iv) Each Debtor shall execute and deliver (or cause to be executed and delivered) to the Lenders all such proxies and other instruments as the Lenders may reasonably request for the purpose of enabling the Lenders to exercise the voting and other rights which they are entitled to exercise pursuant to this Subsection 4.12(b) and to receive the dividends, interest and other distributions which they are entitled to receive and retain pursuant to this Subsection 4.12(b). The foregoing shall not in any way limit the Lenders’ power and authority granted pursuant to Section 5.1 of this Agreement.

Section 4.13 Transfers and Other Liens; Additional Investments. Each Debtor agrees that, (a) except with the written consent of the Lenders, it will not permit any Subsidiary to issue to such Debtor or any of such Debtor’s other Subsidiaries any shares of stock, membership interests, partnership units, notes or other securities or instruments (including without limitation the Pledged Shares) in addition to or in substitution for any of the Collateral, unless, concurrently with each issuance thereof, any and all such shares of stock, membership interests, partnership units, notes or instruments are encumbered in favor of the Lenders under this Agreement or otherwise (it being understood and agreed that all such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor shall, without further action by such Debtor or the Lenders, be automatically encumbered by this Agreement as Pledged Shares) and (b) it will promptly upon the written request of either Lender following the issuance thereof (and in any event within five (5) business days following such request) deliver to the Lenders (i) an amendment, duly executed by such Debtor, in substantially the form of Exhibit A hereto (an “Amendment”), in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor or (ii) a new stock pledge, duly executed by the applicable Subsidiary, in substantially the form of this Agreement (a “New Pledge”), in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to any Subsidiary granting to the Lenders a first priority security interest, pledge and lien thereon, together in each case with all certificates, notes or other instruments representing or evidencing the same. Such Debtor hereby (x) authorizes the Lenders to attach each Amendment to this Agreement, (y) agrees that all such shares of stock, membership interests, partnership units, notes or instruments listed in any Amendment delivered to the Lenders shall for all purposes hereunder constitute Pledged Shares, and (z) is deemed to have made, upon the delivery of each such Amendment, the representations and warranties contained in Sections 3.1, 3.2, 3.5 and 3.6 of this Agreement with respect to the Collateral covered thereby.

Section 4.14 Possession; Reasonable Care. Regardless of whether an Event of Default has occurred or is continuing, the Lenders shall have the right to hold in their possession all Pledged Shares pledged, assigned or transferred hereunder and from time to time constituting a portion of the Collateral. The Lenders may appoint a Person (which in no case shall be a Debtor or an affiliate or agent of a Debtor) to hold physical custody, for the accounts of the Lenders, of any or all of the Collateral. A Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that a Lender shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Following the occurrence and continuance of an Event of Default, the Lenders shall be entitled to take possession of the Collateral in accordance with the UCC or PPSA, as each may apply to the Collateral.

Section 4.15 Future Subsidiaries / Additional Collateral.

(a) With respect to each Person which becomes a Subsidiary (which, for all purposes of this Agreement, shall include any Subsidiary which is not a “controlled foreign corporation” under Section 956 of the Internal Revenue Code, or any successor provision) subsequent to the date hereof, within thirty (30) days of the date such Person becomes a Subsidiary, Debtor will cause such Subsidiary to execute and deliver to the Lenders a security agreement, substantially in the form of this Agreement (or a joinder agreement satisfactory to Lenders in the form attached hereto as Exhibit B), granting to the Lenders a first priority security interest, mortgage and lien encumbering all right, title and interest of such Person in property, rights and interests of the type included in the definition of the Collateral, subject to (i) no Liens with respect to any Pledged Shares, and (ii) only the Permitted Liens and other Liens permitted under Section 10.2 of the Purchase Agreement with respect to all other Collateral.

(b) With respect to any intellectual property owned, licensed or otherwise acquired by any Debtor after the date hereof, and with respect to any patent, trademark or copyright which is not registered or filed with CIPO, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency at the time such Collateral is pledged by a Debtor to the Lenders pursuant to this Agreement, and which is subsequently registered or filed by such Debtor in the appropriate office, such Debtor shall execute or cause to be executed and delivered to the Lenders (i) an amendment, duly executed by such Debtor, in substantially the form of Exhibit A hereto, in respect of such additional or newly registered collateral or (ii) a new security agreement, duly executed by the applicable Debtor, in substantially the form of this Agreement, in respect of such additional or newly registered collateral, granting to the Lenders a first priority security interest, pledge and lien thereon (subject only to the Permitted Liens and the other Liens permitted under Section 10.2 of the Purchase Agreement), together in each case with all certificates, notes or other instruments representing or evidencing the same, and shall, upon either Lender’s request, execute or cause to be executed any financing statement or other document (including without limitation, filings required by CIPO, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency in connection with any such additional or newly registered collateral). Each Debtor hereby (x) authorizes the Lenders to attach each Amendment to this Agreement, (y) agrees that all such additional collateral listed in any Amendment delivered to the Lenders shall for all purposes hereunder constitute Collateral, and (z) is deemed to have made, upon the delivery of each such Amendment, the representations and warranties contained in Sections 3.1, 3.2, 3.5, and 3.7 of this Agreement with respect to the Collateral covered thereby.

(c) Prior to entering into any license agreement containing exclusivity provisions, Debtor shall notify Lenders and provide to Lenders a copy of such license agreement along with a consent to grant security in favor of Lenders executed by such licensor, in form and substance reasonably satisfactory to Lenders.

Section 4.16 Promissory Notes and Tangible Chattel Paper.

If Debtors shall, collectively, now or at any time hereafter, hold or acquire any promissory notes or tangible Chattel Paper, worth, in the aggregate, in excess of One Hundred Thousand Dollars (US$100,000), the applicable Debtors shall forthwith endorse, assign and deliver the same to the Lenders, accompanied by such instruments of transfer or assignment duly executed in blank as the Lenders may from time to time reasonably specify.

Section 4.17 Electronic Chattel Paper and Transferable Records.

If Debtors, now or at any time hereafter, collectively hold or acquire an interest in any electronic Chattel Paper or any “transferable record,” as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, worth, in the aggregate, in excess of One Hundred Thousand Dollars (US$100,000), the applicable Debtors shall promptly notify the Lenders thereof and, at the request and option of the Lenders, shall take such action as the Lenders may reasonably request to vest in the Lenders control, under Section 9-105 of the UCC, of such electronic chattel paper or control under the federal Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

Section 4.18 Letter-of-Credit Rights.

If Debtors are, collectively, now or at any time hereafter, beneficiaries under letters of credit, with an aggregate face amount in excess of One Hundred Thousand Dollars (US$100,000), the applicable Debtors shall promptly notify the Lenders thereof and, at the request and option of the Lenders, the applicable Debtors shall, pursuant to an agreement in form and substance reasonably satisfactory to the Lenders either (a) arrange for the issuer and any confirmer of such letters of credit to consent to an assignment to the Lenders of the proceeds of the letters of credit or (b) arrange for the Lenders to become the transferee beneficiaries of the letters of credit, with the Lenders agreeing, in each case, that the proceeds of the letters of credit are to be applied as an optional prepayment as described in the Purchase Agreement.

Section 4.19 Commercial Tort Claims.

If Debtors shall collectively, now or at any time hereafter, hold or acquire commercial tort claims, which in the aggregate are in excess of One Hundred Thousand Dollars (US$100,000), the applicable Debtors shall immediately notify the Lenders in a writing signed by such Debtors of the particulars thereof and grant to the Lenders in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Lenders.

Section 4.20 Pledged Shares.

All certificates or instruments representing or evidencing the Pledged Shares or any Debtor’s rights therein shall be delivered to the Lenders promptly upon Debtor gaining any rights therein, in suitable form for transfer by delivery or accompanied by duly executed stock powers or instruments of transfer or assignments in blank, all in form and substance reasonably acceptable to the Lenders.

Section 4.21 Intellectual Property.

(a) Each Debtor agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to (i) defend, enforce, preserve the validity and ownership of, and maintain each trademark registration and each Trademark License identified on Schedule E hereto, and (ii) pursue each trademark application now or hereafter identified on Schedule E hereto, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, CIPO or any similar office or agency the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act or similar provisions under any foreign law, and the participation in opposition, cancellation, infringement and misappropriation proceedings, except, in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired trademark registration, trademark application or any rights obtained under any Trademark License, in each case, which it is now or later becomes entitled, except in each case in which such Debtor has determined, using its commercially reasonable judgment, that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(b) Each Debtor agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office, CIPO or any similar office or agency or in any court, to (i) defend, enforce, preserve the validity and ownership of, and maintain each Patent and each Patent License identified on Schedule E hereto, and (ii) pursue each patent application, now or hereafter identified on Schedule E hereto, including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, infringement and misappropriation proceedings, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Patent, patent application, or any rights obtained under any Patent License, in each case, which it is now or later becomes entitled, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(c) Each Debtor agrees to take all necessary steps, including, without limitation, in the United States Copyright Office, CIPO or any similar office or agency or in any court, to (i) defend, enforce, and preserve the validity and ownership of each Copyright and each Copyright License identified on Schedule E hereto, and (ii) pursue each copyright and mask work application, now or hereafter identified on Schedule E hereto, including, without limitation, the payment of applicable fees, and the participation in infringement and misappropriation proceedings, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Copyright, copyright and mask work application, or any rights obtained under any Copyright License, in each case, which it is now or later becomes entitled, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(d) The Debtors shall not abandon any Trademark, Patent, Copyright or any pending trademark, copyright, mask work or patent application, without the written consent of the Lenders, unless the Debtors shall have previously determined, using their commercially reasonable judgment, that such use or the pursuit or maintenance of such trademark registration, Patent, Copyright registration or pending trademark, copyright, mask work or patent application is not of material economic value to it, in which case, the Debtors give notice of any such abandonment to the Lenders.

(e) In the event that a Debtor becomes aware that any item of the Intellectual Property Collateral which such Debtor has determined, using its commercially reasonable judgment, to be material to its business is infringed or misappropriated by a third party, such Debtor shall notify the Lenders promptly and in writing, in reasonable detail, and shall take such actions as such Debtor or the Lenders deem reasonably appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by the Debtors. Each Debtor will advise the Lenders promptly and in writing, in reasonable detail, of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, CIPO, any similar office or agency or any court) regarding any material item of the Intellectual Property Collateral.

(f) Debtors shall perform all obligations pursuant to Trademark Licenses, Patent Licenses and Copyright Licenses.

For purposes of this Section 4.21, so long as no Event of Default has occurred and is continuing under the Purchase Agreement, the Debtors’ exercise of good faith business judgment under this Section 4.21 shall be deemed to constitute the exercise of commercially reasonable judgment.

ARTICLE 5

Rights of the Lender

Section 5.1 Power of Attorney. Each Debtor hereby irrevocably constitutes and appoints the Lenders and any officer or lender thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the name of such Debtor or in its own name, to take, after the occurrence and during the continuance of an Event of Default, any and all actions, and to execute any and all documents and instruments which the Lenders at any time and from time to time deem necessary, to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, such Debtor hereby gives the Lenders the power and right on behalf of such Debtor to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of such Debtor:

(a) to demand, sue for, collect or receive, in the name of such Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

(b) to pay or discharge taxes, Liens (other than Permitted Liens and the other Liens permitted under Section 10.2 of the Purchase Agreement) or other encumbrances levied or placed on or threatened against the Collateral;

(c) (A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Lenders or as the Lenders shall direct; (B) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against such Debtor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Lenders may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer lenders, registrar or other designated agency upon such terms as the Lenders may determine; (H) to add or release any guarantor, indorser, surety or other party to any of the Collateral; (I) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (J) to make, settle, compromise or adjust any claim under or pertaining to any of the Collateral (including claims under any policy of insurance); (K) subject to any pre-existing rights or licenses, to assign any Patent, Copyright or Trademark constituting Intellectual Property Collateral (along with the goodwill of the business to which any such Patent, Copyright or Trademark pertains), for such term or terms, on such conditions and in such manner, as the Lenders shall in their sole discretion determine, and (L) to sell, transfer, pledge, convey, make any agreement with respect to, or otherwise deal with, any of the Collateral as fully and completely as though the Lenders were the absolute owners thereof for all purposes, and to do, at the Lenders’ option and such Debtor’s expense, at any time, or from time to time, all acts and things which the Lenders deem necessary to protect, preserve, maintain, or realize upon the Collateral and the Lenders’ security interests therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. The Lenders shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Lenders in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Lenders solely to protect, preserve, maintain and realize upon its security interest in the Collateral. Except as a result of a Lender’s gross negligence or willful misconduct, the Lenders shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.

Section 5.2 [Reserved].

Section 5.3 Assignment by the Lenders. The Lenders may at any time assign or otherwise transfer all or any portion of their rights and obligations as Lenders under this Agreement, the Purchase Agreement and the other Collateral Documents (including, without limitation, the Indebtedness) to any other Person, to the extent permitted by, and upon the conditions contained in, the Purchase Agreement and such Person shall thereupon become vested with all the benefits and obligations thereof granted to the Lenders herein or otherwise.

Section 5.4 Performance by the Lenders. If any Debtor shall fail to perform any covenant or agreement contained in this Agreement, the Lenders may (but shall not be obligated to) perform or attempt to perform such covenant or agreement on behalf of the Debtors, in which case the Lenders shall exercise good faith and make diligent efforts to give Debtors prompt prior written notice of such performance or attempted performance. In such event, the Debtors shall, at the request of the Lenders, promptly pay any reasonable amount expended by the Lenders in connection with such performance or attempted performance to the Lender, together with interest thereon at the interest rate set forth in the Purchase Agreement, from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Lenders shall not have any liability or responsibility for the performance (or non-performance) of any obligation of the Debtors under this Agreement.

Section 5.5 Certain Costs and Expenses. The Debtors shall pay or reimburse the Lenders within five (5) business days after demand for all reasonable costs and expenses (including reasonable attorney’s and paralegal fees) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Collateral Document during the existence of an Event of Default or after acceleration of any of the Indebtedness (including in connection with any “workout” or restructuring regarding the Indebtedness, and including in any insolvency proceeding or appellate proceeding). The agreements in this Section 5.5 shall survive the payment in full of the Indebtedness.

Section 5.6 Indemnification. The Debtors shall indemnify, defend and hold the Lenders and each of their respective officers, directors, employees, counsel, lenders and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys’ and paralegals’ fees) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Indebtedness and the termination, resignation or replacement of the Lenders) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement or any other Collateral Document or any document relating to or arising out of or referred to in this Agreement or any other Collateral Document, or the transactions contemplated hereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy proceeding or appellate proceeding) related to or arising out of this Agreement or the Indebtedness or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Debtors shall have no obligation under this Section 5.6 to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 5.6 shall survive payment of all other Indebtedness.

ARTICLE 6

Event of Default

Section 6.1 Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Lenders shall have the following rights and remedies:

(a) The Lenders may exercise any of the rights and remedies set forth in the Purchase Agreement or in this Agreement (including, without limitation, Article 5 of this Agreement) or by applicable law.

(b) In addition to all other rights and remedies granted to the Lenders in this Agreement, the Purchase Agreement or by applicable law, the Lenders shall have all of the rights and remedies of secured parties under the UCC (whether or not the UCC applies to the affected Collateral) and the Lenders may also, without previous demand or notice except as specified below or in the Purchase Agreement, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Lenders’ offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lenders may, in their reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. Without limiting the generality of the foregoing, the Lenders may (A) without demand or notice to the Debtors (except as required under the Purchase Agreement or applicable law), collect, receive or take possession of the Collateral or any part thereof, and for that purpose the Lenders (and/or its lenders, servicers or other independent contractors) may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (B) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Lenders’ offices or elsewhere, for cash, on credit or for future delivery, with or without advertising or any other formality, all of which are waived by the Debtors to the extent permitted by law, and upon such other terms as the Lenders may, in their reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. The Lenders shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right of redemption on the part of the Debtors, which right of redemption is hereby expressly waived and released by the Debtors to the extent permitted by applicable law. The Lenders may require the Debtors to assemble the Collateral and make it available to the Lenders at any place designated by the Lenders to allow the Lenders to take possession or dispose of such Collateral. The Debtors agree that the Lenders shall not be obligated to give more than five (5) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The foregoing shall not require notice if none is required by applicable law. The Lenders shall not be obligated to make any sale of Collateral if, in the exercise of its reasonable discretion, it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Lenders may, without notice or publication (except as required by applicable law), adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtors shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys’ fees, legal expenses and other costs and expenses incurred by the Lenders in connection with the collection of the Indebtedness and the enforcement of the Lenders’ rights under this

Agreement and the Purchase Agreement. The Debtors shall, to the extent permitted by applicable law, remain liable for any deficiency if the proceeds of any such sale or other disposition of the Collateral (conducted in conformity with this clause (ii) and applicable law) applied to the Indebtedness are insufficient to pay the Indebtedness in full. The Lenders shall apply the proceeds from the sale of the Collateral hereunder, only as actually received, against the Indebtedness in such order and manner as provided in the Purchase Agreement.

(c) Appointment of Receiver. The Lenders may appoint by instrument in writing a receiver (which term shall include a receiver and manager or agent) of the Debtors and of all or any part of the Collateral and remove or replace such receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a receiver. Any such receiver appointed by the Lenders, with respect to responsibility for its acts, shall, to the extent permitted by applicable law, be deemed the agent of the Debtors and not of the Lenders. Where the “Lenders” are referred to in this Section, the reference includes, where the context permits, any receiver so appointed and the officers, employees, servants or agents of such receiver;

(d) Power of Attorney. Upon the occurrence, and during the continuance of, an Event of Default, the Debtors constitute and appoint each of the Lenders from time to time, or any receiver appointed of the Debtors as provided for in this Agreement, the true and lawful attorney of the Debtors irrevocably with full power of substitution to do, make and execute all such documents, acts, matters or things with the right to use the name of the Debtors whenever and wherever it may be deemed necessary or expedient in connection with the exercise of its rights and remedies set forth in this Agreement. Without limitation, a Lender or its agent is authorized to sign any financing statements and similar forms which may be necessary or desirable to perfect the security interest granted herein in any jurisdiction on behalf of the Debtors. The Debtors declare that the irrevocable power of attorney granted in this Agreement, being coupled with an interest, is given for valuable consideration;

(e) Collection of Accounts. Upon the occurrence, and during the continuance of, an Event of Default the Lenders on their own account or through a receiver, receiver-manager or agent and whether alone or in conjunction with the exercise of all or any other remedies contemplated by this Agreement, shall have the right, at any time, to notify and direct Account debtors to make all payments whatever to the Lenders and the Lenders shall have the right, at any time, to hold all amounts acquired from any Account debtors and any Proceeds as part of the Collateral. Upon such occurrence and during such continuance, any payments received by the Debtors shall be held by the Debtors in trust for the Lenders in the same medium in which received, shall not be commingled with any assets of the Debtors and shall, at the request of the Lenders be turned over to the Lenders not later than the next Business day following the day of their receipt;

(f) Carry on Business. Upon the occurrence, and during the continuance of, an Event of Default the Lenders may carry on or concur in the carrying on of all or any part of the business of the Debtors and may, in any event, to the exclusion of all others, including the Debtors, enter upon, occupy and use all premises of or occupied or used by the Debtors and use any of the personal property (which shall include fixtures) of the Debtors for such time and such purposes as the Lender sees fit. The Lenders shall not be liable to the Debtors for any neglect in so doing or in respect of any related rent, costs, charges, depreciation or damages;

(g) Payment of Encumbrances. Upon the occurrence, and during the continuance of, an Event of Default the Lenders may pay any encumbrance, lien, claim or charge that may exist or be threatened against the Collateral, and any amount so paid together with costs, charges and expenses incurred shall be added to the Indebtedness;

(h) Payment of Deficiency. If the proceeds of realization are insufficient to pay all monetary Indebtedness, the Debtors shall forthwith pay or cause to be paid to the Lenders any deficiency and the Lenders may sue the Debtors to collect the amount of such deficiency;

(i) The Lenders may cause any or all of the Collateral held by it to be transferred into the name of the Lenders or the name or names of the Lenders’ nominee or nominees.

(j) On any sale of the Collateral, the Lenders are hereby authorized to comply with any limitation or restriction with which compliance is necessary (based on a reasoned opinion of the Lenders’ counsel) in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

(k) The Lenders may direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Lenders or as the Lenders shall direct.

(l) In the event of any sale, assignment or other disposition of the Intellectual Property Collateral, the goodwill of the business connected with and symbolized by any Trademark Collateral subject to such disposition shall be included, and the Debtors shall supply to the Lenders or their designees the Debtors’ know-how and expertise related to the Intellectual Property Collateral subject to such disposition, and the Debtors’ notebooks, studies, reports, records, documents and things embodying the same or relating to the inventions, processes or ideas covered by and to the manufacture of any products under or in connection with the Intellectual Property Collateral subject to such disposition.

(m) For purposes of enabling the Lenders to exercise their rights and remedies under this Section 6.1 and enabling the Lenders and their successors and assigns to enjoy the full benefits of the Collateral, the Debtors hereby grant to the Lenders an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtors) to use, assign, license or sublicense any of the Intellectual Property Collateral, Computer Records or Software (including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof), exercisable upon the occurrence and during the continuance of an Event of Default (and thereafter if the Lenders succeed to any of the Collateral pursuant to an enforcement proceeding or voluntary arrangement with Debtor), except as may be prohibited by any licensing agreement relating to such Computer Records or Software. This license shall also inure to the benefit of all successors, assigns, transferees of and purchasers from the Lenders.

Section 6.2 Private Sales.

(a) In view of the fact that applicable securities laws may impose certain restrictions on the method by which a sale of the Pledged Shares may be effected after an Event of Default, Debtors agree that upon the occurrence and during the continuance of an Event of Default, Lenders may from time to time attempt to sell all or any part of the Pledged Shares by a private sale in the nature of a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are “accredited investors” within the meaning of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and are purchasing for investment only and not for distribution. In so doing, the Lenders may solicit offers for the Pledged Shares, or any part thereof, from a limited number of investors who might be interested in purchasing the Pledged Shares. Without limiting the methods or manner of disposition which could be determined to be commercially reasonable, if the Lenders hire a firm of regional or national reputation that is engaged in the business of rendering investment banking and brokerage services to solicit such offers and facilitate the sale of the Pledged Shares, then the Lenders’ acceptance of the highest offer (including their own offers) obtained through such efforts of such firm shall be deemed to be a commercially reasonable method of disposition of such Pledged Shares. The Lenders shall not be under any obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so.

(b) The Debtors further agree to do or cause to be done, to the extent that the Debtors may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors’ expense.

(c) Without limiting the generality of Section 6.1, the Debtors acknowledge that when disposing of any Investment Property, in the Province of Ontario, the Lenders may be unable to effect a public sale of any or all of the Investment Property, or to sell any or all of the Investment Property as a control block sale at more than a stated premium to the “market price” of any shares, stock, instruments, warrants, bonds, debenture stock and other Investment Property forming part of the Investment Property, by reason of certain prohibitions contained in the Securities Act (Ontario) and applicable laws of other jurisdictions, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Investment Property as principal and to comply with other resale restrictions provided for in the Securities Act (Ontario) and other applicable laws. The Debtors acknowledge and agree that any such private sale may result in prices and other terms less favourable to the seller than if such sale were a public sale or a control block sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by reason of its being a private sale. The Lenders shall be under no obligation to delay a sale of any of the Investment Property for the period of time necessary to permit the issuer of such Investment Property to qualify such Investment Property for public sale under the Securities Act (Ontario) or under applicable securities laws of other jurisdictions, even if the issuer would agree to do so, or to permit a prospective purchaser to make a formal offer to all or substantially all holders of any class of Investment Property forming any part of the Investment Property.

(d) Upon the occurrence, and during the continuance of, an Event of Default the Lenders may elect by written notice to the Debtors and to an officer of the issuer of the Investment Property, that all or part of the rights of the Debtors in the Investment Property including, without limitation, the right to vote, give consents, waivers or ratifications and take other actions and receive dividends or other distributions, shall cease, and upon such election all such rights shall become vested in the Lender or as it may direct.

(e) Upon the occurrence, and during the continuance of, an Event of Default the Lenders may require that the Investment Property be registered in the name of the Lenders or as it may direct and the Lenders may then, without notice, exercise any and all voting and corporate rights at any meeting of the issuers thereof and exercise any and all rights, privileges or options pertaining to the Investment Property as if they were the absolute owner, including without limitation, the right to exchange at its discretion, any and all of the Investment Property upon the issuer’s amalgamation, merger, consolidation, reorganization, recapitalization or other readjustment or upon the issuer’s exercise of any right, privilege or option pertaining to any of the Investment Property and to deposit and deliver any and all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine.

Section 6.3 Establishment of Cash Collateral Account; and Lock Box.

(a) Immediately upon the occurrence and during the continuance of an Event of Default (without the necessity of any notice hereunder), there shall be established by each Debtor with the Lenders, a segregated non-interest bearing cash collateral account (the “Cash Collateral Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Lenders; provided, however, that the Cash Collateral Account may be an interest-bearing account with a commercial bank if determined by the Lenders, in their reasonable discretion, to be practicable, invested by the Lenders in their sole discretion, but without any liability for losses or the failure to achieve any particular rate of return. Furthermore, in connection with the establishment of a Cash Collateral Account under the first sentence of this Section 6.3 (and on the terms and within the time periods provided thereunder), (i) each Debtor agrees to establish and maintain (and the Lenders may establish and maintain) at Debtor’s sole expense a United States Post Office lock box (the “Lock Box”), to which the Lenders shall have exclusive access and control. Each Debtor expressly authorizes the Lenders, from time to time, to remove the contents from the Lock Box for disposition in accordance with this Agreement; and (ii) each Debtor shall notify all account debtors that all payments made to Debtor (a) other than by electronic funds transfer, shall be remitted, for the credit of Debtor, to the Lock Box, and Debtor shall include a like statement on all invoices, and (b) by electronic funds transfer, shall be remitted to the Cash Collateral Account, and Debtor shall include a like statement on all invoices. Each Debtor agrees to execute all documents and authorizations as reasonably required by the Lenders to establish and maintain the Lock Box and the Cash Collateral Account. It is acknowledged by the parties hereto that any lockbox presently maintained or subsequently established by a Debtor with the Lenders may be used, subject to the terms hereof, to satisfy the requirements set forth in the first sentence of this Section 6.3.

(b) Immediately upon the occurrence and during the continuance of an Event of Default, any and all cash (including amounts received by electronic funds transfer), checks, drafts and other instruments for the payment of money received by each Debtor at any time, in full or partial payment of any of the Collateral consisting of Accounts or Inventory, shall forthwith upon receipt be transmitted and delivered to the Lenders, properly endorsed, where required, so that such items may be collected by Lenders. Any such amounts and other items received by a Debtor shall not be commingled with any other of such Debtor’s funds or property, but will be held separate and apart from such Debtor’s own funds or property, and upon express trust for the benefit of the Lenders until delivery is made to the Lenders. All items or amounts which are remitted to a Lock Box or otherwise delivered by or for the benefit of a Debtor to the Lenders on account of partial or full payment of, or any other amount payable with respect to, any of the Collateral shall, at the Lenders’ option, be applied to any of the Indebtedness, whether then due or not, in the order and manner set forth in the Purchase Agreement. No Debtor shall have any right whatsoever to withdraw any funds so deposited. Each Debtor further grants to the Lenders a first security interest in and lien on all funds on deposit in such account. Each Debtor hereby irrevocably authorizes and directs the Lenders to endorse all items received for deposit to the Cash Collateral Account, notwithstanding the inclusion on any such item of a restrictive notation, e.g., “paid in full”, “balance of account”, or other restriction.

Section 6.4 Default Under Purchase Agreement. Subject to any applicable notice and cure provisions contained in the Purchase Agreement, the occurrence of any Event of Default (as defined in the Purchase Agreement), including without limit a breach of any of the provisions of this Agreement, shall be deemed to be an Event of Default under this Agreement. This Section 6.4 shall not limit the Events of Default set forth in the Purchase Agreement.

Section 6.5 Effect of Possession or Receiver

As soon as the Lenders take possession of any Collateral or appoints a receiver, all powers, functions, rights and privileges of the Debtors and the directors and officers of the Debtors with respect to the Collateral shall cease, unless specifically continued by the written consent of the Lenders or the receiver.

Section 6.6 Set-off or Compensation

In addition to and not in limitation of any rights granted now or after the date of this Agreement at law, upon the occurrence and during the continuance of an Event of Default, the Lenders may at any time and from time to time without notice to the Debtors (it being expressly waived by the Debtors) set-off and compensate and apply any and all deposits, general or special, term or demand, provisional or final, matured or unmatured, and any other indebtedness at any time owing by the Lender, or to appropriate any other properties or assets at any time held by the Lenders, to or for the credit of or the account of the Debtors, against and on account of the Indebtedness, even if any of them are contingent or unmatured.

Section 6.7 Limitation of Liability

Except as a result of Lenders’ gross negligence or willful misconduct, the Lenders shall not be liable or accountable:

(a) by reason of any entry into or taking possession of all or any of the Collateral, to account as mortgagee in possession or for anything except actual receipts, or for any loss on realization or any act or omission for which a secured party in possession might be liable; or

(b) for any failure to exercise its remedies, take possession of, seize, collect, realize, sell, lease or otherwise dispose of or obtain payment for the Collateral and shall not be bound to institute proceedings for such purposes or for the purpose of preserving any rights, remedies or powers of the Lender, the Debtors or any other person in respect of same.

The Lenders shall not by virtue of these presents be deemed to be mortgagees in possession of the Collateral. The Debtors releases and discharges the Lenders and the receiver from every claim of every nature, whether sounding in damages or not, which may arise or be caused to the Debtors or any person claiming through or under the Debtors by reason or as a result of anything done by the Lenders or any successor or assign claiming through or under the Lenders or the receiver under the provisions of this Agreement unless such claim be the result of dishonesty or gross neglect.

ARTICLE 7

Miscellaneous

Section 7.1 No Waiver; Cumulative Remedies. No failure on the part of the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 7.2 Successors and Assigns. Subject to the terms and conditions of the Purchase Agreement, this Agreement shall be binding upon and inure to the benefit of the Debtors and the Lenders and their respective heirs, successors and assigns, except that the Debtors may not assign any of their rights or obligations under this Agreement without the prior written consent of the Lenders.

Section 7.3 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE PURCHASE AGREEMENT REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 7.4 Notices. All notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing (including, by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number specified for notices on signature pages hereto; or, as directed by the Debtors or the Lenders, to such other address or number as shall be designated by such party in a written notice to the other. All such notices, requests and communications shall, when sent by overnight delivery, or faxed, be effective when delivered for overnight (next business day) delivery, or transmitted in legible form by facsimile machine (with electronic confirmation of receipt), respectively, or if mailed, upon the third Business day after the date deposited into the U.S. mail, or if otherwise delivered, upon delivery; except that notices to the Lenders shall not be effective until actually received by the Lenders.

Section 7.5 GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR IN THE UNITED STATES FEDERAL COURT SITTING IN AUSTIN, TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE DEBTORS AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE DEBTORS AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY COLLATERAL DOCUMENT.

Section 7.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 7.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Lenders shall affect the representations and warranties or the right of the Lenders to rely upon them.

Section 7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.9 Waiver of Bond. In the event either of the Lenders seeks to take possession of any or all of the Collateral by judicial process, the Debtors hereby irrevocably waive any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

Section 7.10 Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.11 Construction. Each Debtor and each of the Lenders acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtors and the Lenders.

Section 7.12 Termination. If all of the Indebtedness (other than contingent liabilities pursuant to any indemnity, including without limitation Sections 5.5 and 5.6 hereof, for claims which have not been asserted, or which have not yet accrued) shall have been indefeasibly paid and performed in full (in cash) and all commitments to extend credit or other credit accommodations under the Purchase Agreement have been terminated, the Lenders shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to the Debtors (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Lenders and has not previously been sold or otherwise applied pursuant to this Agreement.

Section 7.13 Release of Collateral. The Lenders shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release of the security interest and liens established hereby on any Collateral (other than the Pledged Shares): (a) if the sale or other disposition of such Collateral is permitted under the terms of the Purchase Agreement and, at the time of such proposed release, both before and after giving effect thereto, no Event of Default has occurred and is continuing, (b) if the sale or other disposition of such Collateral is not permitted under the terms of the Purchase Agreement, provided that the Lenders shall have consented to such sale or disposition in accordance with the terms thereof, or (c) if such release has been approved by the Lenders.

Section 7.14 WAIVER OF JURY TRIAL. EACH DEBTOR AND EACH OF THE LENDERS WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE PURCHASE AGREEMENT AND THE OTHER COLLATERAL DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER SUCH PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH DEBTOR AND EACH OF THE LENDERS AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH SUCH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, THE PURCHASE AGREEMENT OR THE OTHER COLLATERAL DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 7.15 Consistent Application. The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Purchase Agreement or the other Collateral Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of the Purchase Agreement, such provision of the Purchase Agreement shall govern.

Section 7.16 Continuing Lien. The security interests granted under this Security Agreement shall be continuing security interests in every respect (whether or not the outstanding balance of the Indebtedness is from time to time temporarily reduced to zero) and Lenders’ security interests in the Collateral as granted herein shall continue in full force and effect for the entire duration that the Purchase Agreement remains in effect and until all of the Indebtedness is repaid and discharged in full, and no commitment (whether optional or obligatory) to extend any credit under the Purchase Agreement remains outstanding.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTORS:

724 SOLUTIONS INC.

By:	/s/ Glenn Barrett
Name:
Title
Address for Notices:
1221 State Street, Suite 200
Santa Barbara, California 93101
Attention: Chief Financial Officer
Facsimile: (805) 884-8311

724 SOLUTIONS SOFTWARE INC.

By:	/s/ Eric Lowy
Name:
Title
Address for Notices:
1221 State Street, Suite 200
Santa Barbara, California 93101
Attention: Chief Financial Officer
Facsimile: (805) 884-8311

724 SOLUTIONS (US) INC.

By:	/s/ Eric Lowy
Name:
Title
Address for Notices:
1221 State Street, Suite 200
Santa Barbara, California 93101
Attention: Chief Financial Officer
Facsimile: (805) 884-8311

724 SOLUTIONS INTERNATIONAL INC.

By:	/s/ Eric Lowy
Name:
Title
Address for Notices:
1221 State Street, Suite 200
Santa Barbara, California 93101
Attention: Chief Financial Officer
Facsimile: (805) 884-8311

Signature Page to Security Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

LENDERS:

AUSTIN VENTURES VI, L.P.

By: AV Partners VI, L.P., its General Partner

By:	/s/ John D. Thornton
Name:	John D. Thornton
Title	General Partner
Address for Notices:
300 West Sixth Street, Suite 2300
Austin, Texas 78701
Attention: Joseph C. Aragona
Facsimile: (512) 651-8501

AUSTIN VENTURES VI AFFILIATES FUND, L.P.

By: AV Partners VI, L.P., its General Partner

By:	/s/ John D. Thornton
Name:	John D. Thornton
Title	General Partner
Address for Notices:
300 West Sixth Street, Suite 2300
Austin, Texas 78701
Attention: Joseph C. Aragona
Facsimile: (512) 651-8501

AUSTIN VENTURES VIII, L.P.

By: AV Partners VIII, L.P., its General Partner

By:	/s/ John D. Thornton
Name:	John D. Thornton
Title	General Partner
Address for Notices:
300 West Sixth Street, Suite 2300
Austin, Texas 78701
Attention: Joseph C. Aragona
Facsimile: (512) 651-8501

Signature Page to Security Agreement

EXHIBIT A

TO

SECURITY AGREEMENT

FORM OF AMENDMENT

This Amendment, dated                     , 20    , is delivered pursuant to Section [4.13/4.15] of the Security Agreement referred to below. The undersigned hereby agree that this Amendment may be attached to the Security Agreement dated as of May 14, 2004, between the undersigned and the Lenders (the “Security Agreement”), and [that the shares of stock, membership interests, partnership units, notes or other instruments listed on Schedule D] / [that the intellectual property listed on Schedule E] annexed hereto shall be and become part of the Collateral referred to in the Security Agreement and shall secure payment and performance of all Indebtedness as provided in the Security Agreement.

Capitalized terms used herein but not defined herein shall have the meanings therefor provided in the Security Agreement.

724 SOLUTIONS INC.

By:
Name:
Title
Address for Notices:
1221 State Street, Suite 200
Santa Barbara, California 93101
Attention: Chief Financial Officer
Facsimile: (805) 884-8311

724 SOLUTIONS SOFTWARE, INC.

By:
Name:
Title
Address for Notices:
1221 State Street, Suite 200
Santa Barbara, California 93101
Attention: Chief Financial Officer
Facsimile: (805) 884-8311

724 SOLUTIONS (US) INC.

By:
Name:
Title
Address for Notices:
1221 State Street, Suite 200
Santa Barbara, California 93101
Attention: Chief Financial Officer
Facsimile: (805) 884-8311

724 SOLUTIONS INTERNATIONAL INC.

By:
Name:
Title
Address for Notices:
1221 State Street, Suite 200
Santa Barbara, California 93101
Attention: Chief Financial Officer
Facsimile: (805) 884-8311

2

EXHIBIT B

JOINDER AGREEMENT

(Security Agreement)

THIS JOINDER AGREEMENT is dated as of                     ,      by                     , a                  (“New Debtor”).

WHEREAS, in order to comply with Section 9.9.1 of that certain Secured Convertible Note Purchase Agreement dated as of May 14, 2004 (as amended or otherwise modified from time to time, the “Purchase Agreement”) by and among 724 SOLUTIONS INC., a Canadian corporation, 724 SOLUTIONS SOFTWARE INC., a Delaware corporation, Austin Ventures VI, L.P., a Delaware limited partnership (“AV VI”) and Austin Ventures VIII, L.P., a Delaware limited partnership (“AV VIII” and together with AV VI, the “Lenders”), and pursuant to Section 4.15 of that certain Security Agreement dated as of May 14, 2004 (the “Security Agreement”) executed and delivered by the Debtors named therein (“Debtors”) in favor of the Lenders, the New Debtor executes and delivers this Joinder Agreement.

NOW THEREFORE, as a further inducement to Lenders to continue to provide credit accommodations to Borrowers (as defined in the Purchase Agreement), New Debtor hereby covenants and agrees as follows:

B. All capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement unless expressly defined to the contrary.

C. New Debtor hereby enters into this Joinder Agreement in order to comply with Section 9.9.1 of the Purchase Agreement and does so in consideration of the Advances made or to be made from time to time under the Purchase Agreement (and the other Collateral Documents, as defined in the Purchase Agreement).

D. Schedule [insert appropriate Schedule] attached to this Joinder Agreement is intended to supplement Schedule [insert appropriate Schedule] of the Security Agreement with the respective information applicable to New Debtor.

E. New Debtor shall be considered, and deemed to be, for all purposes of the Purchase Agreement, the Security Agreement and the other Collateral Documents, a Debtor under the Security Agreement as fully as though New Debtor had executed and delivered the Security Agreement at the time originally executed and delivered under the Purchase Agreement and hereby ratifies and confirms its obligations under the Security Agreement, all in accordance with the terms thereof.

F. No Event of Default (each such term being defined in the Purchase Agreement) has occurred and is continuing under the Purchase Agreement.

G. This Joinder Agreement shall be governed by the laws of the State of New York and shall be binding upon New Debtor and its successors and assigns.

IN WITNESS WHEREOF, the undersigned New Debtor has executed and delivered this Joinder Agreement as of                     ,     .

[NEW DEBTOR]

By:

Its:

2

SCHEDULE OF DEBTORS

724 Solutions, Inc.

1221 State Street, suite 200

Santa Barbara, CA 93101

724 Solutions Software, Inc.

1221 State Street, suite 200

Santa Barbara, CA 93101

724 Solutions (US), Inc.

1221 State Street, suite 200

Santa Barbara, CA 93101

724 Solutions International, Inc.

1221 State Street, suite 200

Santa Barbara, CA 93101

Schedule to Security Agreement

SCHEDULE OF LENDERS

Austin Ventures VI, L.P.

300 West Sixth Street

Suite 2300

Austin, Texas 78701

Austin Ventures VI Affiliates Fund, L.P.

300 West Sixth Street

Suite 2300

Austin, Texas 78701

Austin Ventures VIII, L.P.

300 West Sixth Street

Suite 2300

Austin, Texas 78701

Schedule to Security Agreement